ADDENDUM TO EMPLOYMENT AGREEMENT

This AGREEMENT (the "Agreement"), dated as of January 18, 2008, by and between Document Capture Technologies, Inc., a Delaware corporation with principal executive offices at 1772 Technology Drive, San Jose, California 95110 (hereinafter referred to as the "Company"), and David Clark, an individual residing at 13465 Southfields Road, Wellington, Florida 33414 (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated April 26, 2005 (the "Original Agreement"); and

WHEREAS, the Company desires to continue to employ the Employee as its Chief Investment Officer, and the Employee desires to serve the Company in that capacity, upon the terms and subject to the conditions contained in the Original Agreement, as amended by this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Original Agreement.

2. The Employee agrees to continue to execute his duties and responsibilities in accordance with the terms and provisions of the Original Agreement, subject to the following terms and conditions as agreed upon:

      (a) The first sentence of Section 2.a shall be replaced in its entirety by: "Subject to Section 9 and Section 10 below, the term of this Agreement shall be for a period of forty-two (42) months commencing on April 26th, 2005 (the Term)."

      (b) Effective January 1, 2008, Employee shall be paid a base pay of $175,000 per year during the Term.

      (c)   The Company shall employ Employee as Chief Investment Officer.

All other terms and conditions of the Original Agreement not affected hereby shall remain in effect as originally drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOCUMENT CAPTURE
TECHNOLOGIES, INC.                       EMPLOYEE

By: /S/ DARWIN HU                        /S/ DAVID CLARK
    -------------                        ---------------
    Darwin Hu                            David Clark
    Chief Executive Officer